UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

February 15, 2024

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105
(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

In accordance with Regulation FD, RocketFuel Blockchain, Inc. (the “Company”) is furnishing a letter we sent to our shareholders on February 15, 2024. The information contained in the letter is summary information that is intended to be considered in the context of our Securities and Exchange Commission (“SEC”) filings and other public announcements that we may make, by press release or otherwise, from time to time. The letter does not provide information concerning our financial condition with respect to any period subsequent to the fiscal quarter ended June 30, 2024. To the extent that estimates or targets have been provided concerning subsequent quarters or years, these reflect statements that have previously been made in our securities filings. We undertake no duty or obligation to publicly update or revise the information contained in this presentation, although we may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In January 2022, the Company terminated its agreement with Scarola Schaffzib Zubatov PLLC (“SSZ”), which the Company had retained to represent it in certain litigation. The reason for the termination was that the Company believed that SSZ had overcharged for legal services provided. Subsequent to the termination, SSZ sent the Company additional invoices, to which the Company also objected. In August 2022 SZZ filed a lawsuit in the Supreme Court of the State of New York, County of New York, claiming it was owed approximately $120,000 in legal fees. The Company disputed that this amount was owed, and contended that a portion of the legal fees previously paid should be refunded. On July 11, 2023 the Court granted SSZ’s motion for summary judgement on its account stated cause of action and denied the Company’s cross-motion for an adjournment of the motion pending discovery. On February 15, 2024, the Company entered into a settlement and release agreement with SSZ pursuant to which the Company paid SSZ $ 110,442.17 in full settlement of the lawsuit. This amount was in addition to a partial payment of $40,142 made in January 2024. The parties also executed mutual general releases and agreed to dismiss the lawsuit within five business days.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Shareholder Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 20, 2024	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer